UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 31, 2020
Date of report (Date of earliest event reported)

SUPPORT.COM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30901	94-3282005
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1521 Concord Pike Place (US 202), Suite 301
Wilmington, DE 19803
(Address of Principal Executive Offices) (Zip Code)

(650) 556-9440
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

Effective August 31, 2020, the Board of Directors (the “Board”) of Support.com, Inc. (the “Company”) appointed Christine Kowalczyk, age 57, to serve as Chief Operating Officer of the Company.

Ms. Kowalczyk previously served as the Chief Operating Officer of CBRE-FacilitySource, a facility management BPO company from April 2018 to August 2020. Prior to that, Ms. Kowalczyk served as the Senior Vice President of Connexions Loyalty, a business-to-consumer customer loyalty company from September 2017 to March 2018. From March 2015 to September 2017, Ms. Kowalczyk served as the Chief Customer Officer of Paycor Corporation, a human capital management SaaS company. From September 2003 to May 2015, Ms. Kowalczyk served in various management roles for Convergys Corporation, a BPO provider of multi-channel call center operations and voice of customer analytics services, including its VP of Program Management and Global Operations. Ms. Kowalczyk holds a B.S. in Accounting from Maryville University and is also a Certified Public Accountant.

There are no arrangements or understandings between Ms. Kowalczyk and any other persons pursuant to which she was selected as an officer, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Offer Letter

The Company entered into an employment offer letter dated August 27, 2020 (the “Agreement”) with Ms. Kowalczyk. The Agreement has no specified term, and Ms. Kowalczyk’s employment with the Company will be on an at-will basis. The material terms of the Agreement are summarized below.

Base Salary and Bonus. Ms. Kowalczyk will receive an annual base salary of $250,000, subject to annual review. She will also be eligible to receive a bonus under the Company’s Executive Incentive Compensation Plan with a target amount of thirty percent (30%) of base salary. The Executive Incentive Compensation Plan has a corporate performance component and an individual management by objectives (MBO) component. The Company also agreed to pay a sign-on bonus of $25,000 in cash, grossed up, payable in the first regular payroll after Ms. Kowalczyk’s start date. If Ms. Kowalczyk voluntarily resigns from her position within the first year of her employment, she will be required to return a pro-rata portion of the sign-on bonus.

New Hire Equity Grant. Subject to the terms of a stock option agreement and the Company’s Third Amended and Restated 2010 Equity and Performance Incentive Plan, the Company intends to grant Ms. Kowalczyk an option to purchase 100,000 shares of Company common stock vesting monthly over a one (1) year period beginning on her employment start date. The exercise price will be determined at the time of grant by the Board or Compensation Committee.

Severance Terms. If Ms. Kowalczyk’s employment with the Company terminates due to Involuntary Termination, the Company will offer her, in exchange for a full release, severance benefits equal to three months of Ms. Kowalczyk’s then current annual base salary, with such payment being made in equal amounts over the three-month period following the effectiveness of the release.

Other Benefits. Ms. Kowalczyk will be eligible to participate in the benefit programs generally available to employees of the Company.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is incorporated herein and attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Offer Letter between Christine Kowalczyk and Support.com, Inc., dated August 27, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2020	By:	/s/ Lance Rosenzweig
Lance Rosenzweig
President and Chief Executive Officer

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